Exhibit 99.1
Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net
RURBAN FINANCIAL CORP. REPORTS SECOND QUARTER 2006 EARNINGS
DEFIANCE, Ohio, July 19 — Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, today reported second quarter 2006 earnings. Highlights of the quarter include:
•	Net income of $714,000 or $0.14 per diluted share, compared with a loss of $114,000 or $0.02 per diluted share for the second quarter of 2005.

•	The inclusion of operating results from Exchange Bank as of January 1, 2006.

•	Continuing improvement in asset quality. At quarter end, consolidated non-performing assets, including those of RFCBC (our loan workout subsidiary) and Exchange Bank, were $5.9 million or 1.07 percent of total assets, compared with $16.1 million or 3.57 percent of total assets for the prior-year second quarter.

•	Since January 1, 2006, Rurban’s Banking Group (State Bank, Exchange Bank, RFCBC and Reliance) reported organic loan growth of $32.8 million, or 10.03 percent (20.06 percent annualized), of which $22.1 million was booked in the second quarter. Core deposit growth since year-end 2005 was $16.1 million or 4.19 percent (8.38 percent annualized).

•	The Banking Group’s improving asset quality, loan growth, acquisitions and portfolio mix had a positive impact on net interest margin, which was 3.25 percent for the second quarter, up fifteen basis points from the prior-year second quarter.

•	The Banking Group’s efficiency ratio improved to 82.21 percent compared to 86.36 percent for the linked quarter. Exchange Bank is becoming more integrated and creating greater economies of scale. Revenue for the Banking Group increased 3.10 percent quarter-over-quarter (12.40 percent annualized). The efficiency ratio for State Bank and Trust improved 325 basis points, from 78.28 percent for the first quarter to 75.03 percent this second quarter. This reflects continuous improvement from its high point of 89.91 percent in the second quarter of 2005, when the two Lima branches were acquired.

•	RDSI, our data processing subsidiary, reported a strong quarter with revenues from data service fees of $3.7 million, up 8.61 percent from the second quarter last year. Expansion initiatives begun last year continue to impact expense levels. RDSI’s net income for the quarter was $451,000, up 26.33 percent from the second quarter last year. RDSI’s revenue is relatively flat when compared to the linked quarter as End of Year processing and a $100,000 adjustment was recorded during the first quarter.
Kenneth A. Joyce, President and Chief Executive Officer, commented, “We continue to make progress as a result of the initiatives we began in 2005. Rurban had solid core earnings and the expense of the expansion initiatives should moderate through 2006, improving earnings. We believe we are now positioned to achieve greater growth and profitability as we take Rurban into new markets and products.”

Earnings: (Three months ended)	June 2006	Dec. 2005	June 2005
	(Dollars in thousands except per share data)
Diluted EPS	$0.14	$(0.08)	$(0.02)
Net interest income	3,830	3,147	2,927
Provision (credit) for loan losses	56	613	352
Non-interest income	5,268	4,477	4,640
Non-interest expense	8,080	7,632	7,466
Net income (loss)	714	(344)	(114)
CONSOLIDATED RESULTS
Total revenue, consisting of net interest income plus non-interest income, was $9.1 million for the second quarter of 2006, compared with $7.6 million for the prior-year quarter, an increase of $1.5 million or 20.23 percent. Of this total, $1.2 million was derived from Exchange Bank. Net interest income was $3.8 million this quarter, up $903,000 or 30.85 percent from the 2005 second quarter. Average earning assets increased $108.0 million or 28.46 percent over the 12-month period, while the net interest margin improved fifteen basis points over the same period. The major factor contributing to earning assets growth was the December 31, 2005 acquisition of Exchange Bank, with total assets of $85.0 million. The margin improvement is partially attributable to the $10.2 million decline in non-performing assets and a lower cost of funds from deposits acquired in the Exchange Bank acquisition, as well as approximately $60.4 million in deposits from the two branches purchased in the Lima market.
Non-interest income was $5.3 million for the second quarter of 2006 compared with $4.6 million for the prior-year quarter, an increase of $628,000 or 13.53 percent. RDSI, accounted for approximately 30.65 percent of the growth, and the remainder was derived from customer service fees (up $96,000 or 21.60 percent) and mortgage banking activities (up $62,000). Mr. Joyce noted, “The 2005 contracting of ten new client banks for data processing services and eleven new client banks for its item processing business line, has made an important contribution to RDSI’s progress. Data services fees for the second quarter increased $193,000 or 6.22 percent from one year-ago levels and currently only about two-thirds of the client banks signed in 2005 are converted to RDSI’s systems.”
Non-interest expense was $8.1 million compared with $7.5 million for the 2005 second quarter, up 8.22 percent. This $614,000 increase was primarily due to the addition of Exchange Bank’s $1.2 million of operating expenses, partially offset by a $550,000 reduction in State Bank’s operating expenses since the acquisition of the Lima branches in the second quarter of 2005. Professional fees associated with loan workouts also decreased $186,000 or 26.13 percent from the year-ago quarter.
Mr. Joyce continued, “Since year-end 2005, when we sold an $8.4 million portfolio of problem loans and took additional reserves against the remaining problem loans to minimize any future impact on profitability, our loan portfolio has been remarkably trouble-free. Non-performing loans declined further by $552,000 this past quarter, to $5.5 million. We also disposed of $2.4 million of foreclosed real estate property. As of June 30, 2006, Rurban had a total of $5.9 million or 1.07 percent of total assets, of non-performing assets, and we are working hard to further reduce this level. With every quarter, Rurban is coming closer to the median level of problem assets for a bank its size – approximately 50 basis points for Ohio banks.”

Asset Quality	June 2006	Dec. 2005	June 2005
	(Dollars in thousands)
Net charge-offs / (Recoveries)	$(33)	$1,638	$(58)
Net charge offs (Ann.) / Avg. loans	(0.04%)	2.40%	(0.09%)
Allowance for loan loss	4,438	4,700	5,210
Allowance for loan loss / Loans	1.23%	1.44%	1.92%
Non-performing assets	5,909	8,878	16,092
NPA / Total assets	1.07%	1.67%	3.57%
Non-performing assets (non-performing loans, OREO & OAO) were $5.9 million or 1.07% percent of total assets at June 30, 2006, a decline of $10.2 million from twelve months ago, including $1.5 million of non-performing assets acquired with Exchange Bank, which were not in the previous year second quarter numbers. A low level of net recoveries occurred in both the 2005 and 2006 second quarters. The loan loss reserve now stands at 1.23 percent of period-end loans.
Balance sheet growth over the past twelve months has been achieved through a combination of acquisitions and organic growth. Year over year, assets increased $100.8 million or 22.40 percent. Since December 31, 2005, asset growth has been exclusively organic; assets increased $21.3 million or 8.04 percent annualized. Loans increased by $22.1 million during the second quarter, equivalent to 26.20 percent annualized. Mr. Joyce continued, “This growth was primarily derived from our State Bank and Trust Company markets, which includes our new branch locations in the Lima market. Loan growth was modest in the Toledo market. Deposits grew $2.4 million or 2.44 percent annualized during the second quarter.”
Rurban continues to be very well capitalized. Stockholders’ equity at June 30, 2006 was $54.0 million, equivalent to 9.8 percent of total assets; on a tangible basis, the ratio was 7.5 percent. The total risk-based capital ratio was 17.8 percent, well in excess of the “well-capitalized” regulatory threshold of 10 percent. At quarter-end, Rurban had 5,027,433 of its 10,000,000 authorized shares outstanding. Mr. Joyce concluded, “We look forward to building a company that will be a leader in each of its businesses and communities. We are increasingly confident that we are well-positioned for growth and greater profitability.”
BANKING GROUP RESULTS
Mr. Joyce commented, “All of our bank-related businesses are growing and becoming more profitable. We are particularly pleased with the progress being made at The State Bank and Trust Company under the leadership of Mark Klein.” On a consolidated basis, second quarter net income for the Banking Group was $779,000 compared with $23,000 for the year-ago quarter. Revenue for the Banking Group increased 24.47 percent to $6.3 million, and operating expenses increased 9.83 percent to $5.2 million. “Exchange Bank, led by Rurban veteran Hank Thiemann turned slightly profitable in the second quarter, we are pleased with the progress being made by Exchange in these markets. We also crossed over to profitability with our branch acquisitions in the Lima market during the quarter. Our experienced banking team led by David Anderson continues to make good progress in this market,” commented Mr. Joyce.
RELIANCE FINANCIAL SERVICES, N.A. (RFS) RESULTS
Rurban’s trust company is slowly building profitability with its new CEO, Craig Kuhlman, in place and transition expenses completed. Revenue increased 1.96 percent in the second quarter compared to the prior-year quarter, while expenses declined nearly 9.93 percent. Net income for the quarter was $186,000, up $51,000 or 37.78 percent. RFS is included in the Banking Group results.
RDSI RESULTS
On May 22, 2006 RDSI reached an agreement to acquire Diverse Computer Marketers (DCM), based in Lansing, MI, with the transaction scheduled to close sometime later this year. DCM, similarly to RDSI, provides check-processing services to 48 financial institutions in several Midwest states, primarily Michigan and Indiana, and has annual revenues of approximately $4 million. RDSI’s annual revenues total approximately $15 million annually.
RDSI’s net income for the quarter was $451,000, up 26.33 percent from the year-ago quarter. We expect the new bank contracts we signed in 2005 to have a positive impact on revenue growth in the third and fourth quarters of this year.
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 19 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Arkansas, Illinois, Indiana, Ohio, Michigan and Missouri. Rurban’s common stock is quoted on the Nasdaq Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net.
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
June 30, 2006 and December 31, 2005

	June	December
	2006	2005
ASSETS
Cash and due from banks	$11,366,725	$12,650,839
Federal funds sold	0	—

Cash and cash equivalents	11,366,725	12,650,839
Interest-earning deposits in other financial institutions	150,000	150,000
Available-for-sale securities	129,963,320	139,353,329
Loans held for sale	0	224,000
Loans, net of unearned income	359,853,906	327,048,229
Allowance for loan losses	(4,438,139)	(4,699,827)
Premises and equipment, net	13,532,028	13,346,632
Purchased software	4,685,608	3,916,913
Federal Reserve and Federal Home Loan Bank Stock	3,692,400	3,607,500
Foreclosed assets held for sale, net	25,000	2,309,900
Accrued interest receivable	3,068,283	3,010,355
Goodwill	8,805,347	8,917,373
Core deposits and other intangibles	3,508,813	3,742,333
Cash value of life insurance	10,615,978	10,443,487
Other assets	7,015,886	6,521,213

Total assets	$551,845,155	$530,542,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$48,533,636	$52,073,751
Savings, interest checking and money market	121,840,243	124,206,115
Time	230,582,090	208,558,046

Total deposits	400,955,969	384,837,912
Notes payable	0	938,572
Advances from Federal Home Loan Bank	53,500,000	45,500,000
Fed Funds Purchased	0	4,600,000
Repurchase Agreements	17,441,076	6,080,420
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	1,704,731	1,373,044
Deferred income taxes	245,644	1,140,001
Other liabilities	3,351,609	11,001,679

Total liabilities	497,819,029	476,091,628

	June	December
	2006	2005
Shareholders’ Equity
Common stock: stated value $2.50 per share; shares authorized: 10,000,000; shares issued: 5,027,433; shares outstanding: 2006 - 5,027,433, December 31, 2005 - 5,027,433	12,568,583	12,568,583
Additional paid-in capital	14,846,990	14,835,110
Retained earnings	29,436,142	28,702,817
Accumulated other comprehensive income (loss), net of tax of ($1,455,606) in 2006 and ($962,507) in 2005	(2,825,589)	(1,655,862)

Total shareholders’ equity	54,026,126	54,450,648

Total liabilities and shareholders’ equity	$551,845,155	$530,542,276

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Second Quarter Ended June 30, 2006 and 2005

	Second	Second	Increase/
	Quarter	Quarter	(Decrease)
	2006	2005	$
Interest income
Loans
Taxable	$6,043,057	$3,997,200	$2,045,857
Tax-exempt	15,157	14,823	334
Securities
Taxable	1,333,858	984,949	348,909
Tax-exempt	136,570	52,173	84,397
Other	14,046	83,959	(69,913)

Total interest income	7,542,688	5,133,104	2,409,584

Interest expense
Deposits	2,556,180	1,293,323	1,262,857
Other borrowings	26,148	66,929	(40,781)
Repurchase Agreements	159,276	18,806	140,470
Federal Home Loan Bank advances	533,845	554,324	(20,479)
Trust preferred securities	436,776	272,402	164,374

Total interest expense	3,712,225	2,205,784	1,506,441

Net interest income	3,830,463	2,927,320	903,143

Provision for loan losses	56,321	352,000	(295,679)

	Second	Second	Increase/
	Quarter	Quarter	(Decrease)
	2006	2005	$
Net interest income after provision for loan losses	3,774,142	2,575,320	1,198,822

Non-interest income
Data service fees	3,286,586	3,094,022	192,564
Trust fees	792,227	779,047	13,180
Customer service fees	542,687	446,286	96,401
Net gain (loss) on sales of loans	71,664	9,278	62,386
Net realized gains (losses) on sales of available-for-sale securities	0	0	0
Loan servicing fees	117,785	79,297	38,488
Gain (loss) on sale of assets	78,558	56,034	22,524
Other income	378,745	175,981	202,764

Total non-interest income	5,268,252	4,639,945	628,307

Non-interest expense
Salaries and employee benefits	3,795,252	3,501,021	294,231
Net occupancy expense	425,918	294,243	131,675
Equipment expense	1,347,634	1,283,692	63,942
Data processing fees	119,368	113,499	5,869
Professional fees	524,902	710,539	(185,637)
Marketing expense	242,498	83,254	159,244
Printing and office supplies	173,361	130,591	42,770
Telephone and communication	407,648	385,393	22,255
Postage and delivery expense	122,267	83,975	38,292
State, local and other taxes	190,436	88,825	101,611
Employee expense	260,523	265,459	(4,936)
Other expenses	470,068	525,708	(55,640)

Total non-interest expense	8,079,875	7,466,199	613,676

Income before income tax expense	962,519	(250,934)	1,213,453
Income tax expense	248,996	(137,232)	386,228

Net income	$713,523	$(113,702)	$827,225

Earnings per common share:
Basic	$0.14	$(0.02)	$0.16

Diluted	$0.14	$(0.02)	$0.16

Average diluted shares outstanding	5,028,397	4,569,316

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Second Quarter Ended June 30, 2006 and First Quarter 2006

	Second		Increase/
	Quarter	First Quarter	(Decrease)
	2006	2006	$
Interest income
Loans
Taxable	$6,043,057	$5,554,154	$488,903
Tax-exempt	15,157	12,235	2,922
Securities
Taxable	1,333,858	1,312,600	21,258
Tax-exempt	136,570	131,833	4,737
Other	14,046	36,267	(22,221)

Total interest income	7,542,688	7,047,089	495,599

Interest expense
Deposits	2,556,180	2,121,214	434,966
Other borrowings	26,148	26,299	(151)
Repurchase Agreements	159,276	124,277	34,999
Federal Home Loan Bank advances	533,845	482,821	51,024
Trust preferred securities	436,776	428,422	8,354

Total interest expense	3,712,225	3,183,033	529,192

Net interest income	3,830,463	3,864,056	(33,593)

Provision for loan losses	56,321	246,000	(189,679)

Net interest income after provision for loan losses	3,774,142	3,618,056	156,086

Non-interest income
Data service fees	3,286,586	3,241,134	45,452
Trust fees	792,227	815,451	(23,224)
Customer service fees	542,687	550,067	(7,380)
Net gain (loss) on sales of loans	71,664	61,046	10,618
Net realized gains (losses) on sales of available-for-sale securities	0	0	0
Loan servicing fees	117,785	86,694	31,091
Gain (loss) on sale of assets	78,558	(19,126)	97,684
Other income	378,745	273,034	105,711

Total non-interest income	5,268,252	5,008,300	259,952

Non-interest expense
Salaries and employee benefits	3,795,252	3,857,734	(62,482)
Net occupancy expense	425,918	439,948	(14,030)
Equipment expense	1,347,634	1,375,828	(28,194)

	Second		Increase/
	Quarter	First Quarter	(Decrease)
	2006	2006	$
Data processing fees	119,368	136,590	(17,222)
Professional fees	524,902	519,365	5,537
Marketing expense	242,498	126,448	116,050
Printing and office supplies	173,361	152,984	20,377
Telephone and communication	407,648	402,367	5,281
Postage and delivery expense	122,267	131,994	(9,727)
State, local and other taxes	190,436	133,858	56,578
Employee expense	260,523	249,388	11,135
Other expenses	470,068	423,527	46,541

Total non-interest expense	8,079,875	7,950,031	129,844

Income before income tax expense	962,519	676,325	286,194
Income tax expense	248,996	153,780	95,216

Net income	$713,523	$522,545	$190,978

Earnings per common share:
Basic	$0.14	$0.10	$0.04

Diluted	$0.14	$0.10	$0.04

Average diluted shares outstanding	5,028,397	5,028,183

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Six Months Ended June 30, 2006 and 2005

			Increase/
	Six Months	Six Months	(Decrease)
	2006	2005	$
Interest income
Loans
Taxable	$11,597,211	$7,911,166	$3,686,045
Tax-exempt	27,392	30,329	(2,937)
Securities
Taxable	2,646,459	2,039,407	607,052
Tax-exempt	268,403	94,198	174,205
Other	50,312	102,217	(51,905)

Total interest income	14,589,777	10,177,317	4,412,460

Interest expense
Deposits	4,677,394	2,396,744	2,280,650
Other borrowings	52,447	137,204	(84,757)
Retail Repurchase Agreements	283,553	36,453	247,100
Federal Home Loan Bank advances	1,016,666	1,140,876	(124,210)
Trust preferred securities	865,198	541,810	323,388

Total interest expense	6,895,258	4,253,087	2,642,171

Net interest income	7,694,519	5,924,230	1,770,289

Provision for loan losses	302,321	352,000	(49,679)

Net interest income after provision for loan losses	7,392,198	5,572,230	1,819,968

Non-interest income
Data service fees	6,527,720	6,269,965	257,755
Trust fees	1,607,678	1,583,540	24,138
Customer service fees	1,092,754	883,002	209,752
Net gain (loss) on sales of loans	132,710	17,348	115,362
Net realized gains (losses) on sales of available-for-sale securities	0	(8,750)	8,750
Loan servicing fees	204,479	146,140	58,339
Gain (loss) on sale of assets	59,432	17,076	42,356
Other income	651,778	362,386	289,392

Total non-interest income	10,276,551	9,270,707	1,005,844

Non-interest expense
Salaries and employee benefits	7,652,985	6,732,345	920,640
Net occupancy expense	865,867	584,398	281,469

			Increase/
	Six Months	Six Months	(Decrease)
	2006	2005	$
Equipment expense	2,723,461	2,536,791	186,670
Data processing fees	255,958	204,697	51,261
Professional fees	1,044,267	1,229,070	(184,803)
Marketing expense	368,946	163,971	204,975
Printing and office supplies	326,345	281,833	44,512
Telephone and communication	810,015	755,434	54,581
Postage and delivery expense	254,260	158,027	96,233
State, local and other taxes	324,293	233,353	90,940
Employee expense	509,912	501,530	8,382
Other expenses	893,597	824,888	68,709

Total non-interest expense	16,029,906	14,206,337	1,823,569

Income before income tax expense	1,638,843	636,600	1,002,243
Income tax expense	402,775	111,838	290,937

Net income	$1,236,068	$524,762	$711,306

Earnings per common share:
Basic	$0.25	$0.11	$0.14

Diluted	$0.25	$0.11	$0.14

Average diluted shares outstanding	5,029,338	4,578,981

Rurban Financial Corp.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
(dollars in thousands except per share data)	2006	2006	2005	2005	2005
EARNINGS
Net interest income	$3,830	$3,864	3,147	2,982	2,927
Provision for loan loss	$56	$246	613	(382)	352
Non-interest income	$5,268	$5,008	4,477	4,600	4,640
Revenue (net interest income plus non-interest income)	$9,098	$8,872	7,624	7,582	7,567
Non-interest expense	$8,080	$7,950	7,632	7,224	7,466
Net income (loss)	$714	$523	(344)	492	(114)

PER SHARE DATA
Basic earnings per share	$0.14	$0.10	(0.08)	0.11	(0.02)
Diluted earnings per share	$0.14	$0.10	(0.08)	0.11	(0.02)
Book value per share	$10.75	$10.75	10.83	10.99	11.07
Tangible book value per share	$8.28	$8.28	8.31	9.39	9.41
Cash dividend per share	$0.05	$0.05	0.05	0.05	0.05

PERFORMANCE RATIOS
Return on average assets	0.52%	0.39%	-0.31%	0.44%	-0.11%
Return on average equity	5.28%	3.86%	-2.63%	3.90%	-0.90%
Net interest margin (tax equivalent)	3.25%	3.37%	3.18%	3.10%	3.10%
Non-interest expense / Average assets	5.93%	5.95%	6.91%	6.50%	7.12%
Efficiency Ratio Tax Equivalent - consolidated	88.06%	88.87%	99.32%	94.54%	98.22%
Efficiency Ratio — bank (non-GAAP)	82.21%	86.36%	101.94%	89.35%	93.21%
Non-interest income/Total operating revenue (net interest income plus non-interest income)	57.90%	56.45%	58.72%	60.67%	61.32%

MARKET DATA PER SHARE
Market value per share — Period end	$11.00	$12.42	11.78	12.75	12.90
Market as a % of book	1.02	1.16	1.09	1.16	1.17
Cash dividend yield	1.82%	1.61%	1.70%	1.57%	1.55%

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
(dollars in thousands except per share data)	2006	2006	2005	2005	2005
Period-end common shares outstanding (000)	5,027	5,027	5,027	4,576	4,571
Common stock market capitalization ($000)	$55,302	$62,441	59,223	58,340	58,966

CAPITAL & LIQUIDITY
Equity to assets	9.8%	10.0%	10.3%	11.5%	11.2%
Period-end tangible equity to assets	7.5%	7.7%	7.9%	9.8%	9.5%
Tier 1 risk-based capital ratio	16.4%	17.2%	17.7%	20.8%	18.1%
Total risk-based capital ratio	17.8%	18.7%	19.3%	23.0%	19.4%
Average loans to average deposits	86.4%	84.6%	86.3%	84.1%	89.5%

ASSET QUALITY
Net charge-offs / (Recoveries)	$(33)	$597	1,638	14	(58)
Net loan charge-offs (Ann.) / Average loans	(0.04%)	0.72%	2.40%	0.02%	(0.09%)
Non-performing loans	$5,479	$6,031	6,270	12,507	13,453
OREO/ OAOs	$430	$2,802	2,608	2,518	2,639
Non-performing assets	$5,909	$8,833	8,878	15,025	16,092
Non-performing assets / Total assets	1.07%	1.64%	1.67%	3.43%	3.57%
Allowance for loan losses/ Total loans	1.23%	1.29%	1.44%	1.77%	1.92%
Allowance for loan losses/Non-performing Assets	75.1%	49.2%	52.9%	32.0%	32.4%

END OF PERIOD BALANCES
Total loans, net of unearned income	$359,854	$337,729	327,048	271,409	271,827
Allowance for loan loss	$4,438	$4,349	4,700	4,814	5,210
Total assets	$551,845	$538,201	530,542	438,582	451,048
Deposits	$400,956	$398,526	384,838	318,492	340,405
Stockholders’ equity	$54,026	$54,052	54,451	50,281	50,600
Full-time equivalent employees	279	275	281	238	230

AVERAGE BALANCES
Loans	$345,941	$331,711	273,288	270,985	265,488
Total earning assets	$487,637	$474,087	409,566	396,616	379,601
Total assets	$545,074	$534,371	442,024	444,815	419,522
Deposits	$400,581	$392,323	316,570	322,225	296,714
Stockholders’ equity	$54,039	$54,251	52,366	50,441	50,476

Rurban Financial Corp.
Proforma Segment Reporting
Current Quarter — Second Quarter 2006

			RFCBC	RFS (Trust	Banking
	State		(Loan	and	Intersegment	Banking
	Bank and	Exchange	Workout	Investment	Elimination	Related
	Trust	Bank	Company)	Co.)	Entries	Entities
Income Statement Measures
Interest Income	$6,368	$1,254	$7	$16	$(51)	$7,594

Interest Expense	2,941	382	0	0	(51)	3,272

Net Interest Income	3,427	871	7	16	0	4,322

Provision For Loan Loss	114	(2)	(55)	0	0	56

Non-interest Income	746	343	78	818	(2)	1,984

Non-interest Expense	3,131	1,195	307	553	(2)	5,184

Net Income Before Taxes	928	22	(166)	282	0	1,066

Income Taxes	241	7	(57)	96	0	287

Net Income QTR	$687	$15	$(109)	$186	$0	$779

Performance Measures
Average Assets — Quarter	$446,579	$85,449	$5,477	$2,583	$(2,583)	$537,504

ROAA	0.62%	0.07%		28.82%		0.58%

Average Equity — Quarter	$39,078	$12,015	$5,393	$2,334	$(2,334)	$56,486

ROAE	7.03%	0.49%		31.90%		5.52%

Efficiency Ratio — %	75.03%	98.41%		66.21%		82.21%

Average Loans — Quarter	$286,314	$60,964	$1,677			$348,955

Average Deposits — Quarter	$339,520	$71,586			$(2,726)	$408,380

Rurban Financial Corp.
Proforma Segment Reporting
Current Quarter — Second Quarter 2006

		Parent	Intersegment	Rurban
		Company	Elimination	Financial
	RDSI	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$2	$0	$(54)	$7,543

Interest Expense	54	441	(54)	3,712

Net Interest Income	(52)	(441)	0	3,830

Provision For Loan Loss	0	0	0	56

Non-interest Income	3,684	974	(1,374)	5,268

Non-interest Expense	2,949	1,321	(1,374)	8,080

Net Income Before Taxes	684	(788)	0	963

Income Taxes	233	(272)	0	249

Net Income QTR	$451	$(516)	$0	$714

Performance Measures
Average Assets — Quarter	$13,368	$74,679	$(80,477)	$545,074

ROAA	13.50%			0.52%

Average Equity — Quarter	$8,437	$53,593	$(64,477)	$54,039

ROAE	21.39%			5.28%

Efficiency Ratio — %	81.18%			88.05%

Average Loans — Quarter			$(3,014)	$345,941

Average Deposits — Quarter			$(7,799)	$400,581

Rurban Financial Corp.
Proforma Segment Reporting
Year-To-Date — June 30, 2006

			RFCBC	RFS (Trust	Banking
			(Loan	and	Intersegment	Banking
	State Bank	Exchange	Workout	Investment	Elimination	Related
	and Trust	Bank	Company)	Co.)	Entries	Entities
Income Statement Measures
Interest Income	$12,252	$2,481	$35	$30	$(121)	$14,677

Interest Expense	5,390	744	0	0	(121)	6,013

Net Interest Income	6,863	1,736	35	30	0	8,664

Provision For Loan Loss	360	(2)	(55)	0	0	302

Non-interest Income	1,442	514	143	1,660	(3)	3,756

Non-interest Expense	6,365	2,467	481	1,153	(3)	10,464

Net Income Before Taxes	1,579	(215)	(248)	537	0	1,653

Income Taxes	390	(74)	(84)	182	0	414

Net Income YTD	$1,189	$(141)	$(163)	$354	$0	$1,239

Performance Measures
Average Assets — YTD	$441,437	$84,868	$6,073	$2,449	$(4,768)	$530,059

ROAA	0.54%	-0.33%		28.93%		0.47%

Average Equity — YTD	$39,299	$12,068	$6,192	$2,251	$(2,251)	$57,559

ROAE	6.05%	-2.34%		31.47%		4.30%

Efficiency Ratio — %	76.65%	109.66%		68.24%		84.25%

Average Loans — YTD	$279,707	$59,650	$2,683			$342,040

Average Deposits — YTD	$337,447	$69,651			$(2,460)	$404,638

Rurban Financial Corp.
Proforma Segment Reporting
Year-To-Date — June 30, 2006

		Parent	Intersegment	Rurban
		Company	Elimination	Financial
	RDSI	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$12	$1	$(100)	$14,590

Interest Expense	109	873	(100)	6,895

Net Interest Income	(98)	(872)	0	7,695

Provision For Loan Loss	0	0		302

Non-interest Income	7,368	2,195	(3,042)	10,277

Non-interest Expense	5,756	2,852	(3,042)	16,030

Net Income Before Taxes	1,514	(1,529)	0	1,639

Income Taxes	515	(526)	0	403

Net Income YTD	$999	$(1,002)	$0	$1,236

Performance Measures
Average Assets — YTD	$12,731	$77,017	$(77,052)	$542,755

ROAA	15.70%			0.46%

Average Equity — YTD	$7,163	$53,782	$(64,257)	$54,247

ROAE	27.90%			4.56%

Efficiency Ratio — %	79.17%			88.45%

Average Loans — YTD			$(3,014)	$339,026

Average Deposits — YTD			$(7,861)	$396,777

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison — Second Quarter 2006

			RFCBC	RFS	Banking
			(Loan	(Trust and	Intersegment	Banking
	State Bank	Exchange	Workout	Investment	Elimination	Related
	and Trust	Bank	Company)	Co.)	Entries	Entities
Average Assets
2Q06	$446,579	$85,449	$5,477	$2,583	$(2,583)	$537,504
1Q06	$436,239	$83,209	$6,675	$2,138	$(4,160)	$524,101
4Q05	$424,432	N/A	$13,896	$2,469	$(3,897)	$436,900
3Q05	$421,009	N/A	$15,375	$2,504	$(4,578)	$434,310
2Q05	$397,940	N/A	$16,010	$2,494	$(4,728)	$411,716
Linked Quarter Change	$10,340	$2,240	$(1,198)	$445		$13,403
Revenue
2Q06	$4,173	$1,214	$85	$834	$(2)	$6,303
1Q06	$4,131	$1,036	$93	$856	$(2)	$6,114
4Q05	$4,389	N/A	$(256)	$823	$(2)	$4,954
3Q05	$4,291	N/A	$40	$807	$(2)	$5,136
2Q05	$4,094	N/A	$154	$818	$(2)	$5,064
Linked Quarter Change	$42	$178	$(8)	$(22)		$190
Non-interest Expenses
2Q06	$3,131	$1,195	$307	$553	$(2)	$5,184
1Q06	$3,234	$1,273	$174	$601	$(2)	$5,280
4Q05	$3,564	N/A	$882	$606	$(2)	$5,050
3Q05	$3,674	N/A	$377	$540	$(2)	$4,589
2Q05	$3,681	N/A	$427	$614	$(2)	$4,720
Linked Quarter Change	$(103)	$(78)	$133	$(49)		$(97)
Net Income
2Q06	$687	$15	$(109)	$186		$779
1Q06	$502	$(156)	$(54)	$168		$460
4Q05	$479	N/A	$(1,058)	$143		$(436)
3Q05	$357	N/A	$97	$176		$630
2Q05	$(9)	N/A	$(103)	$135		$23
Linked Quarter Change	$185	$171	$(55)	$18		$319
Efficiency Ratio
2Q06	75.03%	98.41%		66.21%		82.21%
1Q06	78.28%	122.84%		70.23%		86.36%
4Q05	81.20%	N/A		73.63%		101.94%
3Q05	85.62%	N/A		66.91%		89.35%
2Q05	89.91%	N/A		75.06%		93.21%
Linked Quarter Change	-3.26%	N/A		3.41%		15.57%

			RFCBC	RFS	Banking
			(Loan	(Trust and	Intersegment	Banking
	State Bank	Exchange	Workout	Investment	Elimination	Related
	and Trust	Bank	Company)	Co.)	Entries	Entities
NPA/Total Assets
2Q06	0.70%	1.66%				1.07%
1Q06	0.70%	1.77%				1.64%
4Q05	0.64%	2.03%				1.67%
3Q05	0.65%	N/A				3.43%
2Q05	0.75%	N/A				3.57%
Linked Quarter Change	0.01%	-0.11%				-0.57%
ROAA
2Q06	0.62%	0.07%		28.81%		0.58%
1Q06	0.46%	-0.75%		31.45%		0.35%
4Q05	0.45%	N/A		25.84%		-0.40%
3Q05	0.34%	N/A		26.81%		0.58%
2Q05	-0.01%	N/A		26.22%		0.02%
Linked Quarter Change	0.16%	0.82%		-2.64%		0.23%
ROAE
2Q06	7.03%	0.50%		31.88%		5.52%
1Q06	5.08%	-5.09%		32.42%		3.16%
4Q05	4.94%	N/A		33.18%		-2.88%
3Q05	3.68%	N/A		37.59%		4.76%
2Q05	-0.09%	N/A		25.28%		0.18%
Linked Quarter Change	1.95%	5.59%		-0.54%		2.36%
Average Equity
2Q06	$39,078	$12,015	$5,393	$2,334	$(2,334)	$56,486
1Q06	$39,522	$12,228	$7,001	$2,074	$(2,074)	$58,751
4Q05	$38,784	$8,109	$13,731	$1,724	$(1,724)	$60,625
3Q05	$38,768	N/A	$14,161	$1,873	$(1,873)	$52,929
2Q05	$38,671	N/A	$14,372	$2,136	$(2,136)	$53,042
Linked Quarter Change	$(444)	$(213)	$(1,608)	$260		$(2,265)

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison — Second Quarter 2006

		Parent	Intersegment	Rurban
		Company	Elimination	Financial
	RDSI	and Other	Entries	Corp.

Average Assets
2Q06	$13,368	$74,679	$(80,477)	$545,074
1Q06	$11,579	$78,706	$(80,015)	$534,371
4Q05	$9,783	$71,938	$(76,597)	$442,024
3Q05	$10,128	$64,332	$(63,955)	$444,815
2Q05	$10,592	$61,723	$(64,509)	$419,522
Linked Quarter Change	$1,789	$(4,027)		$10,703
Revenue
2Q06	$3,632	$537	$(1,374)	$9,098
1Q06	$3,637	$789	$(1,668)	$8,872
4Q05	$3,686	$(163)	$(854)	$7,624
3Q05	$3,356	$(43)	$(868)	$7,582
2Q05	$3,344	$3	$(844)	$7,567
Linked Quarter Change	$(5)	$(252)		$227
Non-interest Expenses
2Q06	$2,949	$1,321	$(1,374)	$8,080
1Q06	$2,807	$1,531	$(1,668)	$7,950
4Q05	$2,812	$575	$(805)	$7,632
3Q05	$2,850	$609	$(824)	$7,224
2Q05	$2,796	$753	$(803)	$7,466
Linked Quarter Change	$142	$(210)		$130
Net Income
2Q06	$451	$(516)		$714
1Q06	$548	$(485)		$523
4Q05	$577	$(484)		$(344)
3Q05	$291	$(428)		$492
2Q05	$357	$(494)		$(114)
Linked Quarter Change	$(97)	$(31)		$191
Efficiency Ratio
2Q06	81.18%			88.05%
1Q06	77.17%			88.87%
4Q05	76.29%			99.32%
3Q05	84.92%			94.54%
2Q05	83.61%			98.22%
Linked Quarter Change	-0.88%			10.45%

		Parent	Intersegment	Rurban
		Company	Elimination	Financial
	RDSI	and Other	Entries	Corp.
NPA/Total Assets
2Q06				1.07%
1Q06				1.64%
4Q05				1.67%
3Q05				3.43%
2Q05				3.57%
Linked Quarter Change				-0.57%
ROAA
2Q06	13.50%			0.52%
1Q06	18.93%			0.39%
4Q05	23.59%			-0.31%
3Q05	11.49%			0.44%
2Q05	13.48%			-0.11%
Linked Quarter Change	-5.43%			0.13%
ROAE
2Q06	21.39%			5.28%
1Q06	31.59%			3.86%
4Q05	40.75%			-2.63%
3Q05	21.61%			3.90%
2Q05	25.69%			-0.90%
Linked Quarter Change	-10.20%			1.43%
Average Equity
2Q06	$8,437	$53,593	$(64,477)	$54,039
1Q06	$6,938	$54,251	$(65,689)	$54,251
4Q05	$5,664	$52,366	$(66,288)	$52,366
3Q05	$5,386	$50,441	$(58,315)	$50,441
2Q05	$5,558	$50,476	$(58,600)	$50,476
Linked Quarter Change	$1,499	$(658)		$(212)